Exhibit 99.1


[Graphic Omitted]



CONTACT:                       - OR -            INVESTOR RELATIONS COUNSEL:
Medis Technologies                                The Equity Group Inc.
Robert K. Lifton                                  Adam Prior      (212) 836-9606
Chairman & CEO                                    Devin Sullivan  (212) 836-9608
(212) 935-8484

FOR IMMEDIATE RELEASE

                  MEDIS TECHNOLOGIES COMPLETES PRIVATE OFFERING

NEW YORK, NY -- JANUARY 26, 2004 -- MEDIS TECHNOLOGIES LTD. (NASDAQ:MDTL) announced today that it has raised in a private offering to an institutional investor $2,587,500 through the sale of 225,000 shares of common stock. The securities offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This is in addition to Medis' recent private offering in which institutional investors purchased 1,200,000 shares of common stock for aggregate proceeds of $12,000,000. Medis plans to use the proceeds from the offerings towards the costs associated with producing and marketing its fuel cell Power Pack products and refueling cartridges, as well as for additional working capital.


THIS REPORT MAY CONTAIN FORWARD-LOOKING STATEMENTS, WHICH ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENT INVOLVE RISK AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO, THE SUCCESSFUL COMPLETION OF PRODUCT DEVELOPMENT, THE SUCCESS OF PRODUCT TESTS, COMMERCIALIZATION RISKS, AVAILABILITY OF FINANCING AND RESULTS OF FINANCING EFFORTS. FURTHER INFORMATION REGARDING THESE AND OTHER RISKS IS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SEC.

                                  ### #### ###